                                                                    EXHIBIT 3(a)
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  ASTREX, INC.


The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, as amended and supplemented, which is hereinafter referred to as the "General Corporation Law of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (the "Corporation") is Astrex, Inc.

     SECOND: The address, including street, number, city, and county of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice - Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation shall be authorized to issue the following shares:

Class                                  Number of Shares                      Par Value
-----                                  ----------------                      ---------
Common Stock                              5,200,000                           $.01
Preferred Stock                             200,000                          $5.00

     FIFTH: The name and the mailing address of the incorporator are as follows:

Name                                        Mailing Address
----                                        ---------------
Michael Harvey                              342 Madison Avenue
                                            New York, NY 10173

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: The number of directors of the Corporation shall consist of not less than five

(5) and not more than nine (9) members.

     EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     NINTH: No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware

General Corporation Law, or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 23 day of November, 1992.


                                                  /s/ Michael Harvey
                                                 ---------------------------
                                                      Michael Harvey
                                                      Sole Incorporator

            Certificate of Amendment of Certificate of Incorporation
                                       of
                                  ASTREX, INC.




          It is hereby certified that:

          1.   The   name   of   the   Corporation   (hereinafter   called   the
               "corporation") is Astrex, Inc.

          2. The certificate of incorporation of the corporation is hereby amended by striking out Articles Fourth and Seventh thereof and by substituting in lieu of said Articles the following new
               Articles:

          " FOURTH:  THE CORPORATION  SHALL BE AUTHORIZED TO ISSUE THE FOLLOWING
     SHARES:

        CLASS OF SHARES                        NUMBER OF SHARES                          PAR VALUE OF SHARES

       COMMON STOCK                                15,000,000                                   $0.01
       PREFERRED STOCK, SERIES A                      200,000                                   $5.00
       PREFERRED STOCK, SERIES B                   10,000,000                                   $0.01


     THE SPECIFIC POWERS, RIGHTS, PREFERENCES, DESIGNATIONS, QUALIFICATIONS, RESTRICTIONS AND OTHER CHARACTERISTICS OF EACH SERIES OF PREFERRED SHARES SHALL BE AS DETERMINED BY DUE RESOLUTION OF THE BOARD OF DIRECTORS."

                                       And

     "SEVENTH: THE NUMBER OF DIRECTORS OF THE CORPORATION SHALL CONSIST OF NOT LESS THAN FOUR (4) AND NO MORE THAN NINE (9) MEMBERS."

     3. The amendments of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed and attested to on August 8, 1997.



                                                /s/ Michael McGuire
                                                -------------------------------
                                                    Michael McGuire, President

Attest:

/s/ Irene S. Marcic
-------------------
Irene S. Marcic, Secretary
--------------------------